EXHIBIT 32.1

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Thomas M. Patton, the President and Chief Executive Officer, and Jeffery A. Baird, the Chief Financial Officer of CAS Medical Systems, Inc. (the “issuer”), do hereby certify that the quarterly report on Form 10-Q accompanying this certification (the “report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

/s/ Thomas M. Patton
Thomas M. Patton
President and Chief Executive Officer
CAS Medical Systems, Inc.

August 12, 2011

/s/ Jeffery A. Baird
Jeffery A. Baird
Chief Financial Officer
CAS Medical Systems, Inc.

August 12, 2011